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                                                                    Exhibit 99.1


(GlowPoint Logo)




Media Contact:
Jonathan Brust
Glowpoint, Inc.
(973) 391-2086
jbrust@glowpoint.com
www.glowpoint.com
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                       GLOWPOINT ANNOUNCES Q2 2005 RESULTS


HILLSIDE, N.J. APRIL 20, 2006 -- Glowpoint, Inc. (OTC: GLOW.PK), the world's leading broadcast quality IP-based video communications service provider, announced today that it has filed its Report on Form 10-Q for the second quarter of 2005. The Company previously filed restated results for the first quarter of 2005 on March 22 and restated results for 2004 on March 17. Full details of the Company's financial statements for the second quarter of 2005 can be found at www.glowpoint.com/investors. The results can also be found online at the Securities and Exchange Commission's website, www.sec.gov, or by going directly to www.edgaronline.com.

ABOUT GLOWPOINT

Glowpoint, Inc. is the world's leading broadcast quality, IP-based video communications service provider. Glowpoint offers video conferencing, bridging, and IP broadcasting services to enterprises, SOHOs, broadcasters and consumers worldwide. The Glowpoint network spans four continents and carries - on average
- more than 60,000 video calls per month worldwide. Glowpoint is headquartered in Hillside, New Jersey. To learn more about Glowpoint, visit us at www.glowpoint.com.

The statements contained herein, other than historical information, are or may be deemed to be forward-looking statements and involve factors, risks and uncertainties that may cause actual results in future periods to differ materially from such statements. These factors, risks and uncertainties include market acceptance and availability of new video communication services; the nonexclusive and terminable-at-will nature of sales agent agreements; rapid technological change affecting demand for our services; competition from other video communications service providers; and the availability of sufficient financial resources to enable us to expand our operations, as well as other risks detailed from time to time in the our filings with the Securities and Exchange Commission.